Exhibit 32.1

RITA Medical Systems, Inc.

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT of 2002

In connection with the Quarterly Report of RITA Medical Systems, Inc. (the “Company”) on Form 10-Q for the three months ended September 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Joseph DeVivo, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Joseph DeVivo
Joseph DeVivo
President and Chief Executive Officer
November 8, 2005